SUNTRUST/NEWS


FOR IMMEDIATE RELEASE:                   CONTACT:  Jim Armstrong (404) 588-7425
January 8, 1998

                     SunTrust Reports Record Net Income for 1997
                              and the Fourth Quarter

ATLANTA, GA -- SunTrust Banks, Inc. (NYSE: STI) today reported net income for 1997 of $667.3 million compared with $616.6 million in 1996. Diluted earnings per share for the year were $3.13, an increase of 13.4% from $2.76 in 1996, Basic earnings per share in 1997 were $3.17 compared with $2.80 for the previous year. The annual return on average assets (ROA) and return on average realized common equity (ROE) were 1.30% and 21.13%, respectively, compared with 1.35% and 18.89% in 1996.

"1997 was a great year," commented James B. Williams, Chairman and Chief Executive Officer of SunTrust Banks, Inc. "Earnings per share were at record levels as they have been every year since our formation in 1985; loans grew 13.4%; noninterest income excluding securities gains increased 16.0% while noninterest expense was up 6.5%; credit quality was exceptional; and the stock price was up 45%."

Already outstanding credit quality strengthened further as evidenced by a 41% decline in nonperforming assets and improvement in the associated credit ratios. Nonperforming assets at the end of 1997 totaled to $150.6 million compared with $255.8 million in 1996. The ratio of nonperforming assets to loans and other real estate owned declined for the sixth consecutive year to 0.38% at year-end. The reserve for loan losses was $751.8 million, or 1.87% of loans, at December 31, 1997. Net charge-offs for the year were $91.0 million, or 0.24% of average loans.

Fourth quarter net income was $172.2 million in 1997 compared with $158.5 million in the 1996 fourth quarter. Diluted earnings per share for the fourth quarter were $0.82 in 1997 compared with $0.72 in 1996, an increase of 13.9%. Basic earnings per share increased 13.7% to $0.83 in the last quarter of 1997 from $0.73 in the same period of 1996. The net interest margin declined slightly to 4.00% from its third quarter 1997 level of 4.04%. Fourth quarter noninterest income excluding securities gains was $247.0 million, a 19.1% increase from the previous year. Noninterest expense increased 8.7% from a year ago.

At December 31, 1997, total assets of SunTrust were $58.0 billion, a 10.5% increase from a year ago. In other year-to-year comparisons, loans grew 13.4% to $40.1 billion; total deposits were $38.2 billion, up 3.5%; and total shareholders'equity increased 6.5% to $5.2 billion.


			     FINANCIAL HIGHLIGHTS

                                               Year Ended    Three Months Ended
                                               December 31       December 31
                                              1997     1996     1997      1996
For the Period ($ Mils)
 Net income                               $  667.3 $  616.6  $ 172.2   $ 158.5
 Dividends paid                              195.7    183.9     52.2      49.1

 Per Common Share ($)
  Net income - diluted                        3.13     2.76     0.82      0.72
  Net income - basic                          3.17     2.80     0.83      0.73
  Dividends                                   0.93     0.83     0.25     0.225
  Book value                                 24.77    22.13    24.77     22.13

 Ratios (%)
  Return on average assets(1)                 1.30%    1.35%    1.28%     1.32%
  Return on average realized equity(1)       21.13    18.89    21.69     18.91
  Net interest margin
   (taxable-equivalent)(2)                    4.11     4.36     4.00      4.29
  Efficiency ratio                           58.83    59.91    58.51     58.77
  Equity to assets                            8.97     9.30     8.97      9.30

Income Statement ($ Mils)
 Interest income (taxable-equivalent)(2)  $3,687.4 $3,286.1  $ 963.1   $ 856.4
 Interest expense                          1,756.4  1,461.8    469.0     384.2
 Net interest income (taxable-equivalent)  1,931.0  1,824.3    494.1     472.2
 Provision for loan losses                   117.0    115.9     32.6      34.7

 Noninterest income
  Trust income                               318.6    278.3     82.5      69.0
  Service charges on deposit accounts        247.8    232.4     63.8      60.7
  Corporate & institutional
    investment income                         24.6     14.3      6.4       4.8
  Retail investment income                    33.2     22.2      8.4       5.1
  Credit card fees                            73.6     66.3     18.9      17.0
  Mortgage fees                               45.9     36.0     13.6       8.7
  Other charges and fees                     113.7     98.8     28.0      26.0
  Securities gains (losses)                    1.5     14.2      0.4      (0.4)
  Trading account profits and commissions     18.0     13.3      5.2       4.1
  Other noninterest income                    57.3     42.2     20.2      12.0
  Total noninterest income                   934.2    818.0    247.4     207.0

 Noninterest expense
  Personnel expense                          955.6    874.1    243.6     228.6
  Net occupancy expense                      126.8    138.2     30.9      35.2
  Equipment expense                          120.7    115.4     29.6      30.4
  Marketing and customer development          68.8     76.4     19.2      23.3
  Other real estate expense                  (11.4)    (0.4)    (5.8)     (1.1)
  Other noninterest expense                  425.1    379.4    116.4      82.7
  Total noninterest expense                1,685.6  1,583.1    433.9     399.1

 Taxable-equivalent adjustments               36.6     40.1      8.7       9.9
 Income taxes                                358.7    286.6     94.1      77.0
 Net income                               $  667.3 $  616.6  $ 172.2   $ 158.5

 Contribution to Net Income ($ Mils)
  SunTrust Banks of Florida, Inc.         $  371.5 $  341.2  $ 103.2   $  93.7
  SunTrust Banks of Georgia, Inc.            281.5    253.8     73.3      64.8
  SunTrust Banks of Tennessee, inc.          110.1    100.1     29.5      26.3

(1) ROA and ROE are calculated excluding unrealized gains on investment securities because the unrealized gains are not included in income.

(2) Net interest income and net interest margin include the effects of taxable-equivalent using a Federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

                                                           Average
                                 As of       Three Months Ended    Year Ended
                             December 31        December 31       December 31
                             1997     1996     1997     1996     1997     1996
Balance Sheet ($ Mils)
Assets:
 Loans                     $40,136  $35,404  $37,516  $32,793  $39,230  $34,417
 Investment securities -
   amortized cost            8,417    7,962    8,209    8,198    8,334    8,064
 Funds sold                    997    1,722    1,031      759    1,166    1,178
 Interest-bearing deposits
   in other bank                15       14       12       18       13       13
 Trading account               178       80      228       63      228       92
 Total earning assets       49,743   45,182   46,996   41,831   48,971   43,764
 Reserve for loan losses      (752)    (726)    (737)    (717)    (745)    (725)
 Cash and due from banks     2,991    3,037    2,273    2,240    2,395    2,320
 Intangible assets             292      278      279      279      286      278
 Other assets                2,397    2,108    2,456    1,893    2,657    1,988
 Unrealized gains on
   investment securities     3,312    2,589    3,005    2,193    2,999    2,436
 Total assets              $57,983  $52,468  $54,272  $47,719  $56,563  $50,061

Liabilities and
  shareholders' equity:
 Noninterest-bearing
  deposits                 $ 8,928  $ 8,900  $ 7,540  $ 7,204  $ 7,802  $ 7,484
 Interest-bearing deposits  29,270   27,990   28,375   27,037   28,138   27,357
 Total deposits             38,198   36,890   35,915   34,241   35,940   34,841
 Funds purchased             6,483    6,048    6,496    4,821    7,593    5,788
 Other short-term borrowings 1,989      868    1,743      861    1,935      875
 Long-term debt              3,172    1,565    2,442    1,269    3,073    1,568
 Other liabilities           2,942    2,217    2,658    1,906    3,016    2,148
 Total liabilities          52,784   47,588   49,254   43,098   51,557   45,220
 Realized shareholders'
  equity                     3,150    3,278    3,158    3,264    3,150    3,334
 Unrealized gains on
  investment securities, net
   of taxes                  2,049    1,602    1,860    1,357    1,856    1,507
 Total shareholders' equity  5,199    4,880    5,018    4,621    5,006    4,841
 Total liabilities and
   shareholders' equity    $57,983  $52,468  $54,272  $47,719  $56,563  $50,061

Common shares outstanding  209,909  220,469
Diluted shares outstanding                   213,480  223,486  210,554  221,840
Basic shares outstanding                     210,243  220,364  207,138  218,353

                                                    Year        Fourth Quarter
Reserve for Loan Losses ($ Mils)               1997     1996     1997      1996
Balance - beginning of period               $ 725.8  $ 698.9  $ 747.1   $ 724.7
Reserve of purchased banks                        -      1.2        -         -
Provision for loan losses                     117.0    115.9     32.6      34.7
Net loan charge-offs                          (91.0)   (90.2)   (27.9)    (33.6)
Balance - end of period                     $ 751.8  $ 725.8  $ 751.8    $725.8

Net loan charge-off ratios (annualized)        0.24%    0.27%    0.28%     0.39%

                                            12/31/97 09/30/97 12/31/96
Nonperforming Assets ($ Mils)
Nonaccrual loans                            $ 125.4  $ 152.3  $ 202.3
Restructured loans                              2.7      2.7      9.9
Other real estate owned                        22.5     35.7     43.6
 Total nonperforming assets                 $ 150.6  $ 190.7  $ 255.8

Ratios (%)
Reserve for loan losses/loans                  1.87%    1.94%    2.05%
Reserve for loan losses/nonperforming loans   586.9    482.0    342.0
Nonperforming loans/loans                      0.32     0.40     0.60